Exhibit 99.2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of West Coast
Bancorp recommends that you vote FOR each
of the following proposals:		For	Against	Abstain

1	To approve the Agreement and Plan of Merger, dated as of September 25, 2012, by and among Columbia Banking System, Inc., West Coast Bancorp, and Sub (as defined therein) (the “Merger Proposal”).	☐	☐	☐

2	To approve, on a non-binding, advisory basis, the compensation to be paid to West Coast Bancorp’s named executive officers that is based on or otherwise relates to the merger (the “Merger-Related Named Executive Officer Compensation Proposal”).	☐	☐	☐

3	To approve one or more adjournments of the special meeting of the shareholders of West Coast Bancorp, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger Proposal (the “West Coast Adjournment Proposal”).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

0000154986_1 R1.0.0.51160	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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WEST COAST BANCORP

This Proxy is Solicited by the Board of Directors of West Coast

Bancorp

Proxy For Special Meeting of Shareholders

(Must be presented at the meeting or received prior to [-] Pacific Time on [-])

The undersigned appoints Robert D. Sznewajs, Anders Giltvedt, and Maureen Flanagan, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of West Coast Bancorp which the undersigned may be entitled to vote at the Special Meeting of Shareholders of West Coast Bancorp to be held on [-], or at any adjournment or postponement thereof, upon the proposals listed on the reverse side, and in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please direct your proxy how he or she is to vote by placing an “x” in the appropriate box opposite the proposals, which have all been proposed by West Coast Bancorp, specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this proxy card, then the shares will be voted FOR Proposals 1, 2 and 3 and in the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000154986_2 R1.0.0.51160